EXHIBIT 16.1

Wisan, Smith, Racker & Prescott, LLP
132 PIERPONT AVE., SUITE 250
SALT LAKE CITY, UT 84101
801.328.2011



March 22, 2005

Securities and Exchange Commission
Washington, DC 20549

Re: Uintah Mountain Copper Corporation

Gentlemen:

We have read Item 4.01 "CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS" contained in Cole Computer Corporation's 8-K dated March 21, 2005 and are in agreement with the statements contained therein, as they relate to our firm.



Very truly yours,


/S/Wisan, Smith, Racker & Prescott, LLP
Salt Lake City, Utah